Exhibit 99.1
                                                                    ------------



                                  UACSC 2002-A
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                                    6/30/2002


NOTE BALANCE RECONCILIATION                                               D O L L A R S
                                                                                                                             NUMBERS
                                  CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4       CLASS B        TOTAL
                                ----------------------------------------------------------------------------------------------------
Original Note Balances          68,000,000.00  83,000,000.00  65,000,000.00  66,000,000.00  18,000,000.00  300,000,000.00     21,491
Beginning Period Note Balances  36,762,332.20  83,000,000.00  65,000,000.00  66,000,000.00  18,000,000.00  268,762,332.20     19,734
Principal Collections
  - Scheduled Payments           4,451,682.53              -              -              -              -   $4,451,682.53
Principal Collections
  - Payoffs                      3,444,076.80              -              -              -              -    3,444,076.80        486
Principal Withdrawal from
  Payahead                                  -              -              -              -              -               -
Gross Principal Charge Offs        308,911.79              -              -              -              -     $308,911.79          0
Repurchases                         36,046.59              -              -              -              -       36,046.59         13
                                ----------------------------------------------------------------------------------------------------
Ending Note Balances            28,521,614.49  83,000,000.00  65,000,000.00  66,000,000.00  18,000,000.00  260,521,614.49     19,235
                                ====================================================================================================

Note Factor                         0.4194355      1.0000000      1.0000000      1.0000000      1.0000000       0.8684054
Interest Rate                         1.8800%         2.7500%        3.8600%         4.590%         5.000%         3.3331%



CASH FLOW RECONCILIATION

Principal Wired                                                               7,897,013.03
Interest Wired                                                                2,195,620.01
Withdrawal from Payahead Account                                                      3.11
Repurchases (Principal and Interest)                                             36,938.56
Charge Off Recoveries                                                            98,033.07
Interest Advances                                                                37,247.45
Collection Account Interest Earned                                               10,932.47
Spread Account Withdrawal                                                                -
Policy Draw for Principal or Interest                                                    -
                                                                            --------------
Total Cash Flow                                                              10,275,787.70
                                                                            ==============



TRUSTEE DISTRIBUTION (07/08/02)


Total Cash Flow                                                              10,275,787.70
Unrecovered Advances on Defaulted Receivables                                     7,460.34
Servicing Fee (Due and Unpaid)                                                           -
Interest to Class A-1 Noteholders, including any overdue amounts                 53,754.70
Interest to Class A-2 Noteholders, including any overdue amounts                190,208.33
Interest to Class A-3 Noteholders, including any overdue amounts                209,083.33
Interest to Class A-4 Noteholders, including any overdue amounts                252,450.00
Interest to Class B Noteholders, including any overdue amounts                   75,000.00
Principal to Class A-1 Noteholders, including any overdue amounts             8,240,717.71
Principal to Class A-2 Noteholders, including any overdue amounts                        -
Principal to Class A-3 Noteholders, including any overdue amounts                        -
Principal to Class A-4 Noteholders, including any overdue amounts                        -
Principal to Class B Noteholders, including any overdue amounts                          -
Insurance Premium                                                                47,033.41
Interest Advance Recoveries from Payments                                        20,181.50
Unreimbursed draws on the Policy for Principal or Interest                               -
Deposit to Payahead                                                               1,250.86
Payahead Account Interest to Servicer                                                 3.11
Excess                                                                        1,178,644.41
                                                                            --------------

Net Cash                                                                                 -
                                                                            ==============

Servicing Fee Retained from Interest Collections                                223,992.60

SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                              2,850,000.00
Beginning Balance                                                             6,281,232.15
Trustee Distribution of Excess                                                1,178,644.41
Interest Earned                                                                   8,684.76
Spread Account Draws                                                                     -
Reimbursement for Prior Spread Account Draws                                             -
Distribution of Funds to Servicer                                                        -
                                                                            --------------
Ending Balance                                                                7,468,561.32
                                                                            ==============
Required Balance                                                              7,500,000.00

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                                              9,000,000.00
Beginning Balance                                                             9,000,000.00
Reduction Due to Spread Account                                                          -
Reduction Due to Principal Reduction                                           (499,303.88)
                                                                            --------------
Ending Balance                                                                8,500,696.12
                                                                            ==============

a) Outstanding Balance * 5.50% -Spread Balance                                8,500,696.12
b) Original Note Balance * 3.00%                                              9,000,000.00
c) Prior Payment Date First Loss Protection Amount                            9,000,000.00
                                                                            --------------
First Loss Protection Amount [lesser of a), b) or c) ]                        8,500,696.12
                                                                            ==============

First Loss Protection Fee %                                                           2.25%
First Loss Protection Fee                                                        15,938.81



POLICY  RECONCILIATION


Original Balance                                                            300,000,000.00
Beginning Balance                                                           263,519,535.59
Draws                                                                                    -
Reimbursement of Prior Draws                                                             -
                                                                            --------------
Ending Balance                                                              263,519,535.59
                                                                            ==============

Adjusted Ending Balance Based Upon Required Balance                         254,057,542.13
                                                                            ==============

Required Balance                                                            254,057,542.13



PAYAHEAD RECONCILIATION


Beginning Balance                                                                 1,985.63
Deposit                                                                           1,250.86
Payahead Interest                                                                     3.11
Withdrawal                                                                            3.11
                                                                            --------------
Ending Balance                                                                    3,236.49
                                                                            ==============




CURRENT DELINQUENCY
                                                                     GROSS
         # PAYMENTS DELINQUENT                 NUMBER               BALANCE
                                              -------------------------------
1 Payment                                       287              2,477,202.31
2 Payments                                       84                796,076.95
3 Payments                                       28                324,250.57
                                              -------------------------------
Total                                           399              3,597,529.83
                                              ======             ============

Percent Delinquent                            2.074%                    1.381%

DELINQUENCY RATE (60+)


                                                                   RECEIVABLE
                                             END OF PERIOD         DELINQUENCY
         PERIOD            BALANCE           POOL BALANCE             RATE
                        ------------------------------------------------------
Current                 1,120,327.52        260,521,614.49            0.43%
1st Previous              950,925.18        268,762,332.20            0.35%
2nd Previous              530,601.81        278,285,485.38            0.19%


NET LOSS RATE
                                                                                                    DEFAULTED
                                                         LIQUIDATION           AVERAGE              NET LOSS
        PERIOD                        BALANCE             PROCEEDS           POOL BALANCE         (ANNUALIZED)
                                      ------------------------------------------------------------------------
Current                               308,911.79          98,033.07         264,641,973.35           0.96%
1st Previous                          218,444.34          58,388.66         273,523,908.79           0.70%
2nd Previous                          125,859.32           4,254.03         283,506,027.74           0.51%

Gross Cumulative Charge Offs          688,675.43  Number of Repossessions                              22
Gross Liquidation Proceeds            161,354.99  Number of Inventoried Autos EOM                      25
Net Cumulative Loss Percentage              0.18% Amount of Inventoried Autos EOM              127,600.00
Net Cumulative Loss Percentage
   (adjusted for estimated
   future Liquidation Proceeds)             0.13%
Trigger                                     0.60%
Status                                    OK
Net Cumulative Loss Trigger Hit           NO
    in Current or any
    Previous Month



EXCESS YIELD TRIGGER

                                                                EXCESS YIELD
                      EXCESS           END OF PERIOD             PERCENTAGE
      PERIOD          YIELD            POOL BALANCE             (ANNUALIZED)
                    --------------------------------------------------------
Current             1,207,540.22       260,521,614.49              5.56%
1st Previous        1,408,922.75       268,762,332.20              6.29%
2nd Previous        1,465,374.73       278,285,485.38              6.32%
3rd Previous          583,415.76       288,726,570.09              2.42%
4th Previous                   -                    -
5th Previous                   -                    -


                                      CURRENT
                                       LEVEL        TRIGGER           STATUS
                                      -------       -------           ------
Six Month Average Excess Yield          N/A          1.50%             N/A

Trigger Hit in Current or any Previous Month                           NO



DATE:  July 8, 2002                             /s/ Diane Slomka
                                                --------------------------------
                                                DIANE SLOMKA
                                                OFFICER